UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018
Performant Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway
Livermore, California 94551
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
 On January 11, 2018, we were awarded a new contract by the U.S. Department of Education to provide debt collection services on defaulted federal student loans.
The base ordering period for the new contract is January 11, 2018 through January 10, 2023, with additional optional ordering periods and optional in-payment retention periods that may run from January 11, 2023 through January 10, 2028. Notwithstanding the base and optional terms of the contract as set forth above, the Department of Education retains the right to terminate the contract, or any part thereof, at its own discretion at any time.
Pursuant to the terms of the new contract, we have the right to receive fees and commissions in connection with several services to be rendered, which includes a commission equal to 15.2% of recovered amounts for each periodic payment collected on an allocated loan up to and including the final periodic payment prior to the loan being considered “rehabilitated” and if the loan is “rehabilitated,” then we are paid a one-time commission equal to the principal and interest balance of the rehabilitated loan, not to exceed $1,710. Generally, a loan is considered successfully rehabilitated after the student loan borrower has made nine consecutive qualifying monthly payments and the Department of Education has notified us that it is recalling the loan.
According to the Department of Education, the total contract award amount for the base period and any optional period shall not exceed $400,000,000.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 18, 2018
PERFORMANT FINANCIAL CORPORATION

By:    /s/ Lisa Im
Lisa Im
Chief Executive Officer